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                                                                   EXHIBIT 99.10



                              AMENDED AND RESTATED
                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
                            OMNIBUS STOCK AWARD PLAN

                                    ARTICLE I
                      PURPOSE; EFFECTIVE DATE; DEFINITIONS

         1.1 Purpose. The Resource Bancshares Mortgage Group, Inc. Omnibus Stock Award Plan (the "Plan") is intended to secure for Resource Bancshares Mortgage Group, Inc. (the "Company") and its shareholders the benefits of the incentive inherent in common stock ownership by the employees of the Company who are largely responsible for the Company's future growth and continued financial success and to afford such persons the opportunity to obtain or increase their proprietary interest in the Company on a favorable basis and thereby have an opportunity to share in its success.

         1.2 Effective Date. The Plan originally became effective as of August 1, 1995. Subject to shareholder approval, the Plan, as amended and restated in this form, shall become effective as of October 31, 1997.

         1.3 Definitions. Throughout the Plan, the following terms shall have the meanings indicated:

                  (a) "Agreement" shall mean an Option Agreement, a Restricted Stock Agreement, an Unrestricted Stock Agreement or a SAR Agreement.

                  (b) "Benefits" shall mean any one or more of the following awards that may be offered by the Committee to Employees under the
Plan:

                           (i)      Options (including ISOs and NQSOs);
                           (ii)     Stock Appreciation Rights;
                           (iii)    Restricted Stock; or
                           (iv)     Unrestricted Stock.

                  (c) "Board" shall mean the Board of Directors of the Company.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, any successor revenue laws of the United States and the rules and regulations promulgated thereunder.

                  (e) "Committee" shall mean any committee of the Board designated by the Board to administer the Plan.

                  (f) "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

                  (g) "Company" shall mean Resource Bancshares Mortgage Group, Inc., a Delaware corporation.





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                  (h)      "Employee" shall mean any person engaged or proposed
to be engaged as an officer or employee of the Company or any subsidiary thereof.

                  (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (j) "Fair Market Value" shall mean, with respect to the Common Stock on any day, the closing sales price of a share of Common Stock for the immediately preceding day or, if the principal market for trading the Common Stock is not open or if no closing sales price of a share of Common Stock is available on that day, the closing sales price of a share of Common Stock for the day most immediately preceding that day for which a closing sales price is available. The market value of an Option granted under the Plan on any day shall be the market value of the underlying Stock, determined as aforesaid, less the exercise price of the Option.

                  (k) "ISO" shall mean an Option that qualifies as an incentive stock option under Code Section 422 and is not otherwise designated when granted. No Option that is intended to be an ISO shall be invalid under the Plan for failure to qualify as an ISO.

                  (l) "NQSO" shall mean a nonqualified stock option which is an Option that does not qualify as an incentive stock option under Code
Section 422. An option will be a NQSO if it does not satisfy the requirements of an ISO or if it is designated as a NQSO when granted.

                  (m) "Option" shall mean an option to purchase shares of Common Stock granted by the Committee to an Employee pursuant to the Plan. An Option may be an ISO or an NQSO.

                  (n) "Option Agreement" shall mean an agreement between the Company and an Employee evidencing an Option grant.

                  (o) "Option Shares" shall mean the shares of Common Stock purchased upon exercise of an Option.

                  (p) "Plan" shall mean the Resource Bancshares Mortgage Group, Inc. Omnibus Stock Award Plan, as the same may be amended from time to time.

                  (q) "Restricted Stock" shall mean Common Stock granted under Article VI of the Plan, subject to such restrictions as the Committee may determine, as evidenced in a Restricted Stock Agreement. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms of the Restricted Stock Agreement, they become transferable and free of substantial risk of forfeiture.

                  (r) "Restricted Stock Agreement" shall mean an agreement between the Company and an Employee pursuant to which Restricted Stock is issued to the Employee pursuant to the Plan.




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                  (s)      "Restriction Period" shall mean the time period
during which Restricted Stock is subject to the restrictions set forth in a Restricted Stock Agreement.

                  (t) "SAR Agreement" shall mean an agreement between the Company and an Employee pursuant to which a Stock Appreciation Right is issued to the Employee pursuant to the Plan.

                  (u) "Stock Appreciation Rights" or "SARs" shall mean the right to receive cash or Common Stock, granted pursuant to Article V of the Plan and a SAR Agreement.

                  (v) "10% Stockholder" shall mean an individual owning (directly or by attribution as provided in Code Section 424(d)) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

                  (w) "Unrestricted Stock" shall mean Common Stock granted under Article VI of the Plan that is not Restricted Stock.

                  (x) "Unrestricted Stock Agreement" shall mean an agreement between the Company and an Employee pursuant to which Unrestricted Stock is issued to the Employee pursuant to the Plan.

                                   ARTICLE II
                                 ADMINISTRATION

         2.1 Committee Administration. The Plan and the Benefits awarded hereunder shall be interpreted, construed and administered by the Committee in its sole discretion. An Employee eligible for Benefits under the Plan may appeal to the Committee in writing any decision or action of the Committee with respect to the Plan that adversely affects the Employee. Upon review of such appeal and in any other case where the Committee has acted with respect to the Plan, the interpretation and construction by the Committee of any provisions of the Plan or of any Benefit shall be conclusive and binding on all parties.

         2.2 Committee Composition. The Committee shall consist of not less than two persons who shall be members of the Board and shall be subject to such terms and conditions as the Board may prescribe. Each Committee member shall be a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act and an "outside director" as defined in Code Section 1.162-27(e)(3). Once designated, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee.

         A majority of the entire Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In addition, any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a majority vote











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at a meeting duly called and held. Subject to the provisions of the Plan and the
Company's bylaws, and to any terms and conditions prescribed by the Board, the Committee may make such additional rules and regulations for the conduct of its business as it shall deem advisable. The Committee shall hold meetings at such times and places as it may determine.

         2.3 Committee Powers. The Committee shall have authority to award Restricted Stock and Unrestricted Stock and to grant Options and SARs pursuant to an Agreement providing for such terms (not inconsistent with the provisions of the Plan) as the Committee may consider appropriate. Such terms shall include, without limitation, as applicable, the number of shares, the Option price, the medium and time of payment, the term of each award and any vesting requirements and may include conditions (in addition to those contained in the Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of Restricted Stock. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised or the time at which Restricted Stock may become transferable or nonforfeitable. In addition, the Committee shall have complete discretionary authority to prescribe the form of Agreements; to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. All expenses of administering the Plan shall be borne by the Company.

         2.4 Limitation on Receipt of Benefits by Committee Members. No person while a member of the Committee shall be eligible to receive Benefits under the Plan, but a member of the Committee may exercise Options (but not Stock Appreciation Rights) granted prior to his or her becoming a member of the Committee.

         2.5 Good Faith Determinations. No member of the Committee or other member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Benefit granted hereunder.

                                   ARTICLE III
             ELIGIBILITY; TYPES OF BENEFITS; SHARES SUBJECT TO PLAN

         3.1 Eligibility. The Committee shall from time to time determine and designate the Employees of the Company to receive Benefits under the Plan and the number of Options, Stock Appreciation Rights and shares of Restricted Stock and Unrestricted Stock to be awarded to each such Employee, or the formula or other basis on which such Benefits shall be awarded to Employees. In making any such award, the Committee may take into account the nature of services rendered by an Employee, commissions or other compensation earned by the Employee, the capacity of the Employee to contribute to the success of the Company and other factors that the Committee may consider relevant.

         3.2 Types of Benefits. Benefits under the Plan may be granted in any one or any combination of (a) Options, (b) Stock Appreciation Rights, (c) Restricted Stock and (d) Unrestricted Stock, as described in the Plan. The Committee may (x) give Employees a choice between two Benefits or combinations of Benefits, (y) award Benefits in the alternative so that





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acceptance of or exercise of one Benefit cancels the right of an Employee to another and (z) award Benefits in any combination or combinations and subject to any condition or conditions consistent with the terms of the Plan that the Committee in its sole discretion may consider appropriate.

         3.3      Shares Subject to the Plan. Subject to the provisions of
Section 4.1(e) (relating to adjustment for changes in Common Stock), the maximum number of shares that may be issued or reserved for issuance under the Plan or issued to any one person under the Plan shall not exceed in the aggregate 1,438,700 shares of Common Stock, as such number of shares may be adjusted after October 31, 1997 pursuant to Section 4.1(e). Such shares may be authorized and unissued shares or authorized and issued shares that have been reacquired by the Company. If any Options granted under the Plan shall for any reason terminate or expire or be surrendered without having been exercised in full, the shares not purchased under such Options shall be available again for grant hereunder. Upon the forfeiture (in whole or in part) of Restricted Stock, the shares of Common Stock forfeited shall be available again for grant under the Plan.

                                   ARTICLE IV
                                  STOCK OPTIONS

         4.1 Grant; Terms and Conditions. The Committee, in its discretion, may from time to time grant ISOs and/or NQSOs to any Employee eligible to receive Benefits under the Plan. Each Employee who is granted an Option shall enter into an Option Agreement with the Company in a form specified by the Committee and containing such provisions as the Committee, in its sole discretion, shall from time to time approve consistent with the Plan. The Option Agreements need not be identical, but each Option Agreement by appropriate language shall include the substance of all of the following terms and conditions:

                  (a) Number of Shares. Each Option Agreement shall state the number of shares to which it pertains.

                  (b) Option Exercise Price. Each Option Agreement shall state the Option exercise price, which, in the case of an Option intended to be an ISO, shall not be less than 100% of the Fair Market Value of the shares of Common Stock subject to the Option on the date of granting the Option. In the case of an ISO granted to a 10% Stockholder, the price at which each share of Common Stock covered by the Option may be purchased shall not be less than 110% of the Fair Market Value per share of Common Stock on the date of grant of the Option. The date of the grant of an Option shall be the date specified by the Committee in its grant of the Option. The price at which each share of Common Stock covered by an NQSO granted under the Plan may be purchased shall be the price determined by the Committee, in its absolute discretion, to be suitable to attain the purposes of the Plan.

                  (c) Medium and Time of Payment. Upon the exercise of an Option, the Option exercise price shall be payable in United States dollars, in cash (including check) or (unless the Committee otherwise prescribes) in shares of Common Stock owned by the optionee for a period exceeding six months (but not with Restricted Stock prior to the expiration of the Restricted Period), or in a combination of cash and such Common Stock. If all or any portion of the Option exercise price is paid in Common Stock owned by the optionee, then that stock shall be valued at





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its Fair Market Value as of the date the Option is exercised. An Option shall be deemed to be exercised on the date that the Company receives full payment of the exercise price for the number of shares for which the Option is being exercised. For the purpose of assisting an optionee to exercise an Option, the Company may, in the discretion of the Committee, make recourse loans to the optionee or guarantee recourse loans made by third parties to the optionee, in either case on such terms and conditions as the Committee may authorize.

                  (d) Exercisability and Term of Options. Every Option Agreement shall provide that, unless earlier terminated, Options granted pursuant to the Plan shall be exercisable at any time on or after the date of exercise set forth in the Option Agreement and before the date that is ten years after the date of the grant or, in the case of an ISO granted to a 10% Stockholder, before the date that is five years after the date of grant. An Option Agreement may in the discretion of the Committee contain provisions relating to vesting of Options. Each Option Agreement may provide for acceleration of exercisability in the event of retirement, death or disability.

         During the lifetime of the optionee, the Option shall be exercisable only by him or her and shall not be assignable or transferrable by him or her and no person shall acquire any rights therein. An Option may be transferred (unless the Committee otherwise prescribes) by will or the laws of descent and distribution.

         Notwithstanding the foregoing, an Option shall terminate and may not be exercised if the Employee to whom it is granted ceases to be employed by the Company, except that the Option Agreement may, in the discretion of the Committee, provide:

         (1) that, if such Employee's employment terminates for any reason other than conduct that in the judgment of the Committee involves dishonesty or action by the Employee that is detrimental to the best interest of the Company, the Employee may at any time within three months after termination of his or her employment exercise his or her Option but only to the extent the Option was exercisable by him or her on the date of termination of employment;
         (2) that, if such Employee's employment terminates on account of total or permanent disability, then the Employee may at any time within one year after termination of his or her employment exercise his or her Option but only to the extent that the Option was exercisable on the date of termination of employment; and
         (3) that, if such Employee dies while in the employ of the Company, or within the three month or one year period following termination of his or her employment as described in clause (1) or (2) above, then his or her Option may be exercised at any time within one year following his or her death by the person or persons to whom his or her rights under the Option shall pass by will or by the laws of descent and distribution, but only to the extent that such Option was exercisable by him or her on the date of termination of employment.

The last sentence shall apply to any outstanding Options which are ISOs to the extent permitted by Code Section 422(d), and such outstanding ISOs in excess thereof shall, immediately upon the occurrence of the event described in such sentence, be treated for all purposes of the Plan as NQSOs and shall be immediately exercisable as such is provided in such sentence. Each Option






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Agreement may provide for acceleration of exercisability in the event of retirement, death or disability.

         Any cessation of employment, for purposes of ISOs only, shall include any leave of absence in excess of 90 days unless the optionee's reemployment rights are guaranteed by law or by contract. Notwithstanding anything to the contrary in this section, an Option may not be exercised by anyone after the expiration of its term. Not less than 100 shares may be purchased at any one time unless the number purchased is the total number at the time purchasable under the Option.

                  (e) Recapitalization; Reorganization. Subject to any required action by the shareholders of the Company, the maximum number of shares of Common Stock that may be issued under the Plan pursuant to Section 3.3 above, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock to which each Stock Appreciation Right relates, the kind of shares subject to outstanding Options and the per share exercise price under each outstanding Option shall be adjusted, in each case, to the extent and in the manner the Committee deems appropriate for any increase or decrease in the number of issued shares of Common Stock resulting from a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other change in the corporate structure or shares of the Company.

                  Subject to any action that may be required on the part of the shareholders of the Company, if the Company is the surviving corporation in any merger, then each outstanding Option and Stock Appreciation Right shall pertain to and apply to the securities or other consideration that a holder of the number of shares of Common Stock subject to the Option or to which the Stock Appreciation Right relates would have been entitled to receive in the merger. A dissolution, liquidation or consolidation of the Company or a merger in which the Company is not the surviving corporation, other than a merger effected for the purpose of changing the Company's domicile, shall cause each outstanding Option and Stock Appreciation Right to terminate, provided that each holder shall, in such event, have the right immediately prior to such dissolution, liquidation, merger or consolidation to exercise his or her Option or Stock Appreciation Right in whole or in part without regard to any installment provision contained in his or her Agreement. The last sentence shall apply to any outstanding Options which are ISOs to the extent permitted by Code Section 422(d), and such outstanding ISO's in excess thereof shall, immediately upon the occurrence of a merger, consolidation, sale, transfer, acquisition, tender offer or exchange offer, be treated for all purposes of the Plan as NQSOs and shall be immediately exercisable as such as provided in such sentence. Notwithstanding the foregoing, in no event shall any Option be exercisable after the date of termination of the exercise period of such Option. In the case of a merger effected for the purpose of changing the Company's domicile, each outstanding Option and Stock Appreciation Right shall continue in effect in accordance with its terms and shall apply or relate to the same number of shares of common stock of such surviving corporation as the number of shares of Common Stock to which it applied or related immediately prior to such merger, adjusted for any increase or decrease in the number of outstanding shares of common stock of the surviving corporation effected without receipt of consideration.




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                  In the event of a change in the Common Stock as presently
constituted, which change is limited to a change of all of the authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

                  The foregoing adjustments shall be made by the Committee, whose determination shall be final, binding and conclusive.

                  Except as expressly provided in this section, the holder of an Option or Stock Appreciation Right shall have no rights by reason of (i) any subdivision or consolidation of shares of any class, (ii) any stock dividend,
(iii) any other increase or decrease in the number of shares of stock of any class, (iv) any dissolution, liquidation, merger, consolidation or spin-off, split-off or split-up of assets of the Company or stock of another corporation or (v) any issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class. Moreover, except as expressly provided in this section, the occurrence of one or more of such events shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of shares of Common Stock subject to an Option or the number of shares that relate to a Stock Appreciation Right.

                  The grant of an Option or Stock Appreciation Right pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve or liquidate or to sell or otherwise transfer all or any part of its business or assets.

                  (f) Rights as a Shareholder. Subject to Section 7.10 of the Plan regarding uncertificated shares, an optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares covered by his or her Option until the date of the issuance of a stock certificate to him or her for those shares upon payment of the exercise price. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in subsection 4.1(e).

                  (g) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). No modification of an Option shall, without the consent of the optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

                  (h)      Intentionally omitted.

                  (i) Reload Options. If upon the exercise of an Option granted under the Plan (the "Original Option") the optionee pays the purchase price for the Original Option in whole or in part in shares of Common Stock owned by the optionee for at least six months, then the Company shall grant to the optionee on the date of such exercise an additional Option under the Plan (the "Reload





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Option") to purchase that number of shares of Common Stock equal to the number of shares of Common Stock so held for at least six months and transferred to the Company in payment of the purchase price upon the exercise of the Original Option. The price at which each share of Common Stock covered by the Reload Option may be purchased shall be the Fair Market Value per share of Common Stock on the date of exercise of the Original Option. The Reload Option shall not be exercisable until one year after the date the Reload Option is granted or after the expiration date of the Original Option. Upon the payment of the purchase price for a Reload Option granted hereunder in whole or in part in shares of Common Stock held for more than six months, the optionee shall be entitled to receive a further Reload Option in accordance with this Section.

         4.2 Other Terms and Conditions. Through the Option Agreements authorized under the Plan, the Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of Options, as it deems advisable.

         4.3 Additional Provisions Applicable to Incentive Stock Options. The Committee may, in its discretion, grant options under the Plan to eligible Employees which Options constitute ISOs; provided, however, that the aggregate Fair Market Value of the Common Stock with respect to which ISOs are exercisable for the first time by the optionee during any calendar year shall not exceed the limitation set forth in Code Section 422(d). The Committee may require an optionee to notify the Company promptly if there is a disqualifying disposition, as defined in Code Section 422, of any shares received through the exercise of an ISO. The Company also may insert a legend on any certificate evidencing shares of Common Stock issued pursuant to an ISO requiring the transfer agent to report to the Company any transfer of such shares within one year of exercise or two years of grant.

                                    ARTICLE V
                            STOCK APPRECIATION RIGHTS

         5.1 Grant of Stock Appreciation Rights. The Committee, in its discretion, may from time to time grant Stock Appreciation Rights to Employees who are granted Options under the Plan. Such Stock Appreciation Rights may, but need not, be granted in conjunction with an Option grant.

         5.2 Exercise. Stock Appreciation Rights shall entitle the holder, upon exercise thereof in whole or in part, to receive payment in the amount and form determined pursuant to subsection 5.3(b). The exercise of Stock Appreciation Rights shall result in a termination of the Stock Appreciation Rights with respect to the number of shares covered by the exercise and, if granted in conjunction with an Option, shall also result in a termination of the related Option with respect to the number of shares covered by the exercise.

         5.3 Terms and Conditions. The Committee may from time to time grant Stock Appreciation Rights under the Plan to Employees which grants shall be evidenced by SAR Agreements and which SAR Agreements shall be in such form and contain such provisions as the Committee shall from time to time approve consistent with the Plan. The SAR Agreements need not be identical, but each SAR Agreement by appropriate language shall include the substance of all of the following additional terms and conditions:





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                  (a)      Stock Appreciation Rights shall not be exercisable
during the first six months after their date of grant. Such rights shall not be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder.

                  (b) Upon exercise of Stock Appreciation Rights, the holder shall be entitled to receive therefor payment, in the sole discretion of the Committee, in the form of shares of Common Stock (rounded down to the next whole number so that no fractional shares are issued), cash or any combination thereof. The amount of such payment shall be equal in value to the difference between the Stock Appreciation Right exercise price per share and the Fair Market Value per share of the Common Stock on the date the Stock Appreciation Right is exercised, multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

         5.4 Effect on Related Stock Option. The number of shares with respect to which Stock Appreciation Rights are exercised (rather than the number of shares issued by the Company upon such exercise) shall be deemed for the purpose of Section 3.3 to have been issued under an Option granted pursuant to the Plan and shall not thereafter be available for the granting of further Benefits under the Plan.

         5.5 No Rights as a Shareholder. Holders of Stock Appreciation Rights hereunder shall have no rights as a shareholder in respect thereof. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in subsection 4.1(e).

                                   ARTICLE VI
                        RESTRICTED AND UNRESTRICTED STOCK

         6.1 Restricted Stock. The Committee, in its discretion, may from time to time award Restricted Stock to any Employee eligible to receive Benefits under the Plan. Each Employee who is awarded Restricted Stock shall enter into a Restricted Stock Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the award and such other matters consistent with the Plan as the Committee in its sole discretion shall determine. Such conditions may include, but shall not be limited to, the deferral of a percentage of the Employee's annual cash compensation, not including dividends paid on Restricted Stock, if any, to be applied toward the purchase of Restricted Stock upon such terms and conditions, including such discounts, as may be set forth in the Restricted Stock Agreement.

         Restricted Stock awarded to Employees may not be sold, transferred, pledged or otherwise encumbered during a Restriction Period commencing on the date of the award and ending at such later date or dates as the Committee may designate at the time of the award. The Employee shall have the entire beneficial ownership of the Restricted Stock awarded to him or her, including the right to receive dividends and the right to vote such Restricted Stock.




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         If an Employee ceases to be employed by the Company prior to the expiration of the Restriction Period, then he or she shall forfeit all of his or her Restricted Stock with respect to which the Restriction Period has not yet expired; provided, however, that the Restricted Stock Agreements, in the discretion of the Committee and pursuant to such terms and conditions as it may impose, may provide: (1) that, if such Employee's employment terminates on account of total and permanent disability, then the Employee shall not forfeit his or her Restricted Stock or any related compensation deferral or a portion thereof; and (2) that, if such Employee dies while employed by the Company, then his or her Restricted Stock or any related compensation deferral or a portion thereof is not forfeited.

         Subject to Section 7.10, each Employee who is awarded Restricted Stock may, but need not, be issued a stock certificate in respect of such shares of Restricted Stock. Each certificate registered in the name of an Employee, if any, shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award as specifically set forth in the Restricted Stock Agreement.

         The Committee shall require that any stock certificate issued in the name of an Employee evidencing shares of Restricted Stock be held in the custody of the Company until the expiration of the Restriction Period applicable to such Restricted Stock and that, as a condition of such issuance of a certificate for Restricted Stock, the Employee shall have delivered a stock power, endorsed in blank, relating to the shares covered by such certificate. In no event shall the Restriction Period end prior to the payment by the Employee to the Company of the amount of any federal, state or local income or employment tax withholding that may be required with respect to the Restricted Stock.

         If any change is made in the Common Stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporation structure or otherwise, then any shares received by an Employee with respect to Restricted Stock shall be subject to the same restrictions applicable to such Restricted Stock and the certificates representing such shares shall be deposited with the Company.

         6.2 Unrestricted Stock. The Committee, in its discretion, may from time to time award Unrestricted Stock to any Employee eligible to receive Benefits under the Plan. Each Employee who is awarded Unrestricted Stock shall enter into an Unrestricted Stock Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the award and such other matters consistent with the Plan as the Committee in its sole discretion shall determine. Such conditions may include, but shall not be limited to, the deferral of a percentage of the Employee's annual cash compensation, not including dividends paid on the Unrestricted Stock, if any, to be applied toward the purchase of Unrestricted Stock upon such terms and conditions, including such discounts, as may be set forth in the Unrestricted Stock Agreement.

         Upon the issuance of Unrestricted Stock to an Employee hereunder, the Employee shall have the entire beneficial ownership and all the rights and privileges of a shareholder with respect to the Unrestricted Stock awarded to him or her, including the right to receive dividends and the right to vote such Unrestricted Stock.





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

         Subject to Section 7.10 of the Plan, each Employee who is awarded Unrestricted Stock may, but need not, be issued a stock certificate in respect of such shares of Unrestricted Stock.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 Withholding Taxes. An Employee granted Options, Restricted Stock, Unrestricted Stock or Stock Appreciation Rights under the Plan shall be conclusively deemed to have authorized the Company to withhold from the salary, commissions or other compensation of such Employee funds in amounts or property (including Common Stock) in value equal to any federal, state and local income, employment or other withholding taxes applicable to the income recognized by such Employee and attributable to the Options, Option Shares, Restricted Stock, Unrestricted Stock or Stock Appreciation Rights as, when and to the extent, if any, required by law, provided, however, that, in lieu of the withholding of federal, state and local taxes as herein provided, the Company may require that the Employee (or other person exercising such Option or Stock Appreciation Rights or holding such Restricted Stock or Unrestricted Stock) pay the Company an amount equal to the federal, state and local withholding taxes on such income at the time such withholding is required or such other time as shall be satisfactory to the Company; and provided further, that as an alternative to complying with withholding requirements as provided above in this sentence, an optionee may elect by written notice to the Company at the time of exercise of an Option to have the number of shares of Common Stock delivered in connection with such exercise reduced by such number of shares such that the Fair Market Value of such shares that are not delivered shall be equal to the required withholding (but in no event in excess of withholding resulting from using the maximum marginal federal and state tax rates in effect).

         7.2 Amendment, Suspension, Discontinuance or Termination of Plan. The Committee may from time to time amend, suspend or discontinue the Plan or revise it in any respect whatsoever for the purpose of maintaining or improving the effectiveness of the Plan as an incentive device, for the purpose of conforming the Plan to applicable governmental regulations or to any change in applicable law or regulations or for any other purpose permitted by law; provided, however, that no such action by the Committee shall adversely affect any Benefit theretofore granted under the Plan without the consent of the holder so affected; and provided further that the Committee may not materially increase the number of shares of Common Stock authorized under Section 3.3 of the Plan or materially modify the Plan's requirements as to eligibility for Participation without the approval of the shareholders of the Company.

         7.3 Governing Law. The Plan and all rights and obligations hereunder shall be construed in accordance with and governed by the laws of the State of South Carolina

         7.4 Designation. The Plan may be referred to in other documents and instruments as the "Resource Bancshares Mortgage Group, Inc. Omnibus Stock Award Plan."

         7.5 Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any investigation, action, suit or





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proceeding, or in connection with any appeal therefrom, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Benefit, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in or dismissal or other discontinuance of any such investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such investigation, action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that, within 60 days after institution of any such investigation, action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

         7.6 Reservation of Shares. The Company shall at all times during the term of the Plan, and so long as any Benefit shall be outstanding, reserve and keep available (and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue) such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain from any regulatory body of appropriate jurisdiction authority considered by the Company to be necessary or desirable to the lawful issuance of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such Common Stock as to which such requisite authority shall not have been obtained.

         7.7 Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

         7.8 No Obligation to Exercise. The granting of a Benefit shall impose no obligation upon the holder to exercise or otherwise realize the value of that Benefit.

         7.9 Approval of Shareholders. No Benefit granted under the Plan shall be enforceable against the Company unless and until the Plan has been approved or ratified by the shareholders of the Company in the manner and to the extent required by the Exchange Act, the General Corporation Law of the State of Delaware and the NASDAQ National Market.

         7.10 Uncertificated Shares. Each Employee who exercises an Option to acquire Common Stock or is awarded Restricted Stock or Unrestricted Stock may, but need not, be issued a stock certificate in respect of the Common Stock so acquired. A "book entry" (i.e., a computerized or manual entry) shall be made in the records of the Company to evidence the issuance of shares of Common Stock to an Employee where no certificate is issued in the name of the Employee. Such Company records, absent manifest error, shall be binding on Employees. In all instances where the date of issuance of shares may be deemed significant but no certificate is issued in accordance with this Section 7.10, the date of the book entry shall be the relevant date for such purposes.

         7.11 Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to grant or assume options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.








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